CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Prospectus and "Auditors and Legal Counsel" in the Statement of Additional Information, both included in Post-Effective Amendment Number 14 to the Registration Statement (Form N-1A, No. 33-85182) of The Markman MultiFunds Trust and to the use of our report dated January 15, 2004 on the December 31, 2003 financial statements, incorporated by reference therein.


                                            /s/ Ernst & Young LLP

Columbus, Ohio
April 29, 2004